Exhibit 10.26

Technical Development Commission Contract

Sales Contract

Project name: Information transformation Project of Wuhan Export Processing Zone

Client (Party A) : Wuhan Borui Int Technology Co., LTD

Agent (Party B) : Zhuhai Powerbridge Technologies Co., Ltd

Signed on June 28, 2019

Place of signature: Wuhan, Hubei Province, China

Technical Development Commission Contract

Client (Party A) : Wuhan Borui Int Technology Co., LTD

Place of residence: Room 7, 16 / F, Building 1, Commercial Area A, Phase II, Hankou City Square, at the intersection of Jianshe Avenue Extension and Happiness Avenue, Jiang an District, Wuhan

Legal representative: Peng Jianjun Project contact

person: Peng Xin Contact: 027-59319826

Fax: 027-59319826

Address: No. 6, 5 / F, Block A, Hejiadun High-tech Building, No. 17 jiangfa Road, Jianghan District, Wuhan

Tel: 027-59319826

Fax: 962216183@qq

Agent (Party B) : Zhuhai Powerbridge Technologies Co., Ltd

Place of residence: Floor D2-1, South Software Park, No. 1 tangjiawan Software Park Road, Zhuhai city

Legal Representative: BAN LOR Project contact

person: Zui Cheng Contact: 18602731680

Email: Zuicheng@powerbridge.com

Address: D2-1, South Software Park, No. 1 tangjiawan Software Park Road, Zhuhai city

Telephone: 0756-3395666

Fax: 0756-3395667

Technical Development Commission Contract

Service Hotline: 400-885-4114

Deposit bank: Bank of Communications, Zhuhai Branch, Xiangzhou Sub- branch Account name: Zhuhai Powerbridge Technologies Co., Ltd

Bank account number: 444000091018000745538

Bank Number: 301585000026

In accordance with regulations in the Procurement Law of the People’s Republic of China, Contract Law of the People’s Republic of China and other relevant laws and rules, and on the basis of clauses in the tender document (procurement document) and commitments of the bid winner, both parties agree to sign the Contract with below terms and conditions.

1	Scope and content of purchase

1.1	Name of purchase: Wuhan Export Processing Zone Informatization Renovation Project (hereinafter referred to as the project), deliverables provided by Party B (see the Attached Project Equipment List for details).And te final details of software hardware deliverables, will be based on the actual requirements of the project. And after the project started, by Party B to Party A's requirements in terms of investigation and analysis, will be confirmed by both hardware and software functions and hardware configuration and service projects, and the technical specifications and related contract attachment supplement and improvement of the regulatory supervision and confirmed, signed by both parties confirm the final version of the "Project Equipment List" and "Software Function Confirmation", in order to ensure the platform will meet the requirements of project bidding material described.

1.2	If the purchase quantity is in accordance with The Project Equipment List and Software Function Confirmation is inconsistent with the actual used quantity, Party A shall enter into a supplementary contract with Party B through negotiation without changing other terms of the contract.Party B shall supply the goods according to the actual quantity used. The final settlement amount of the Contract shall be calculated according to the actual quantity used or the actual amount of the project.

2	The contract price

The serial number	The project content	Price (RMB)

1	Customs Information Project	11,343,313.13
2	Cross-border e-commerce projects	8,832,168.00
	Total contract amount:	20,175,481.13

Technical Development Commission Contract

3	Delivery requirements

3.1	Delivery date: 90 days from the date of signing the contract

3.2	Place of delivery: Wuhan Export Processing Zone

3.3	Delivery: site construction and training

4	Project quality retention money

4.1	Upon the acceptance of the project, 5% of the contract amount shall be deemed as quality retention money and Party A shall pay the corresponding amount to Party B according to the contract terms on the expiration date of the quality guarantee period.

5	Quality assurance and after sales service

5.1	Warranty period

Hardware: 2 years after completion of project acceptance; Software: 2 years after completion of project acceptance.

5.2	During the quality assurance period, Party B shall be responsible for the quality assurance of the software and hardware provided and shall not charge additional fees.

5.3	If any quality problem occurs in the software and hardware provided by Party B during use, Party B shall respond to Party A within 8 hours upon receipt of Party A's fault notice, and if necessary, Party B shall arrive at the site designated by Party A for handling.

5.4	During the quality assurance period, Party B shall be responsible for repairing the errors found in the software system through software patches.

5.5	Party B shall require the supplier to provide the same period of warranty, and provide parts and professional maintenance services at preferential prices.In case of failure of the system hardware due to quality problems, Party B shall be responsible for maintenance, overhaul and technical support, and contact the manufacturer for repair or replacement if necessary. Non-intentional damage and damage within the normal use range shall be repaired free of charge.

5.6	Within the scope of the bidding documents, if Party A believes that the hardware purchased by Party B really does not meet Party A's technical requirements, the parties may, based on the actual situation and through negotiation, adopt the following measures:

(1)	Replacement: Expenses incurred shall be borne by Party B;

Technical Development Commission Contract

(2)	Devaluation: Party A and Party B shall have negociation to determine the price;

(3)	Return processing: If hardware quality problem occurred and after the try of Party B and its suppliers, problems are still unable to meet the requirements, and Party A request to return, Party A shall provide written notice to Party B and on the basis of the reasons of return. With the consent of Party B, Party A may require Party B to refund and Party A shall pay relevant amount, including the direct costs associated with the transportation, insurance, inspection, contract payment’s interest and bank charges, etc..

5.7	If Party B fails to fully perform the obligations in this article during the quality guarantee period, it shall be deemed as breach of contract and Party A shall have the right to hold Party B liable.

5.8	After the completion of the construction period, the platform will enter into the after-sales maintenance period of the project. Party A and Party B shall negotiate and sign the project maintenance service agreement within one month before the expiration of the quality guarantee period.The annual maintenance fee shall be subject to the accumulated service amount. The specific service responsibilities and service scope shall be determined through negotiation in the agreement so that Party B can continue to provide professional services.

6	Payment stage

6.1	After the signing of the Contract, Party A shall, within seven working days after receiving the payment for the main customs information equipment of the owner, pay Party B 40% of the total contract amount (in words: RMB 8,080,192.45).

6.2	Within seven working days after receiving the project acceptance payment from the owner, Party A shall pay Party B 70% of the total contract amount (in words: RMB6,052,644.34).
6.3	Party A shall, within seven working days after receiving the final financial settlement payment from the Owner, pay Party B 95% of the final settlement amount (in words: RMB 5,043,870.28).
6.4	Party A shall, within seven working days upon receipt of the owner's quality retention money project, pay Party B a lump sum of 5% (in words: RMB 1,008,774.06).
6.5	Before each payment node, Party B shall provide Party A with the VAT special invoice.

7	Responsibilities and obligations of both parties

7.1	The work undertaken by both parties

(1)	The project shall be completed jointly by Party A and Party B, and a project management team shall be established. Party A and Party B shall designate project leaders to participate in the entire construction of the platform and assume project responsibilities.

(2)	Complete the project demand research analysis and overall design and planning, and confirm the Project Equipment List and Software Function Confirmation.

Technical Development Commission Contract

(3)	All key items of the project shall be communicated to the other party in writing, and all amendments and supplements shall be confirmed in writing by both parties.

(4)	Work plan, goal formulation, task completion confirmation, hardware and software acceptance and final confirmation.

7.2	Main work undertaken by Party A

(1)	Party A shall designate the person in charge of the system project and shall be responsible for coordinating Party A's resources and relevant third parties (including users of the platform) with Party B to carry out the relevant work of the project, provide the basic environment and necessary conditions for the project implementation, and confirm and make timely decisions on the specific matters of the project on behalf of Party A.Party B shall implement the platform in accordance with the information and decision opinions provided by Party A's project manager. Party A shall be responsible for the data, information and decision opinions provided and bear the relevant responsibilities and consequences of the decision.

(2)	Responsible for the management of platform projects, organizing personnel from relevant departments to participate in projects, and maintaining the relationship between government departments and relevant regulatory departments.

(3)	Responsible for the inspection, supervision and acceptance of the delivery of software and hardware in each stage, and the completion of the platform acceptance.

7.3	Main contents to be undertaken by Party B

(1)	Perform Party B's duties according to the project plan and project objectives.

(2)	Party B shall conduct a detailed survey on the requirements of Party A's platform, and provide Party A with the implementation plan for the platform construction, which shall be taken as a guiding document for the project construction and finally confirmed by both parties.

(3)	Provide hardware facilities and equipment required by the platform, set up the network system, machine room construction, and ensure the application and normal operation of the platform.

(4)	Responsible for the technical research and development and application development of the platform, testing, provision of enabling services, platform launching, system initialization, technical support, software application training for Party A's personnel, and provision of professional implementation and services.

8	Property rights

8.1	Party B warrants that the software and hardware provided will not infringe the patent right, trademark right or copyright of any third party.

8.2	The intellectual property of the final product of the project customized software commissioned by Party A to

Technical Development Commission Contract

Party B in this Contract belongs to Party B. Party A shall have the permanent right to use the project after fully paying off the contract payment.

9	Technical data

9.1	Within the scope of this Contract, Party A shall provide Party B with relevant technical requirements for the purchased goods.
9.2	Party B shall provide Party A with the technical information of the goods within the time specified in the purchase documents.
9.3	Without the prior written consent of both of the parties, neither party shall provide the relevant contract or any contract terms, specifications, plans, drawings, samples or materials provided by the other party to any other person not related to the performance of this Contract. Even if provided to personnel in connection with the performance of this Contract, it shall be kept confidential and limited to the extent necessary for the performance of this Contract.

10	Cooperation in each phase of the project

10.1	Equipment delivery, equipment installation and debugging, system deployment, project acceptance methods

1)	Equipment delivery

²	Party B shall, prior to the shipment of the goods, provide its suppliers with packages that meet the requirements of transportation distance, moisture proof, shock proof, rust proof and damage proof loading and unloading, etc., to ensure that the goods are delivered to the place designated by Party A in a complete and safe manner.

²	Party B requests its suppliers to attach the equipment operation manual, quality inspection certificate, warranty document, accompanying accessories, tools and list to the goods. Party B shall submit the equipment delivery list and relevant documents to Party A.

²	Party B shall notify Party A 24 hours before the goods arrive at the place designated by Party A so that Party A can arrange receiving equipment. Party B shall also notify Party A that the goods have been delivered. Party B shall be responsible for all risks arising before delivery of the goods to Party A.

²	Party A shall, within five business days, inspect, confirm and sign for the arrival of the equipment submitted by Party B at the site according to the specifications.If there is any objection to the appearance, specification or quality problem of the goods, it shall be raised in writing to Party B within the required time. Failure to receive the written objection from Party A shall be deemed as the completion of the delivery of the equipment.

2)	Equipment installation and debugging

Technical Development Commission Contract

²	Within the terms of this Contract, Party B shall install and debug the equipment as specified by Party A, and submit the equipment delivery list and relevant documents to Party A.

²	Party A shall ensure the basic environment and necessary conditions for equipment installation in a timely manner.

²	Party A shall confirm the equipment deployed by Party B within five working days. If Party A has any objection, it shall raise such objection in writing to Party B within the required time. Failure to receive the written objection from Party A shall be deemed as the completion of equipment installation and debugging.

3)	System deployment

²	In accordance with the terms of this Contract, Party B shall install and deploy the software system as specified by Party A, and submit the software delivery list and relevant documents to Party A.

²	Party A shall confirm the software functions deployed by Party B within five working days. If there is any objection, Party A shall raise it in writing to Party B within the required time. Failure to receive the written objection from Party A shall be deemed as the completion of system deployment.

4)	The project acceptance

²	As the final stage of project construction, project acceptance shall be started after Party B completes equipment delivery, equipment installation and debugging, software system deployment and trial operation, and Party A shall organize relevant personnel to accept the overall operation of the project.

²	Party B shall, according to the materials described in the project bidding scope, commitment, the confirmed list of project equipment and the software function confirmation of the specification file by both of the parties, technical indicators, quality indicators, in order to meet the technical requirements of Party A, be in accordance with the relevant national standards or industry standards for acceptance documents, and as a basis for the project acceptance to submit to Party A. Party A shall make confirmation within five working days. If there is any objection, Party A shall raise it in writing to Party B within the required time. Failure to receive written objection from Party A shall be deemed as completion of project acceptance.

²	During the acceptance inspection, Party A and Party B shall be on the scene and issue the acceptance result report at the site after the completion of acceptance inspection, which shall be signed and sealed by both parties for confirmation.

²	Party B is responsible for providing professional training to Party A.Party A is responsible for arranging and organizing Party A's personnel to attend Party B's professional training, which includes the application maintenance and operation of the system.

²	It is subject to nomal function of software system and correct data output after users input their typical data.

Technical Development Commission Contract

11	Liability for breach of contract

11.1	Within the scope of this Contract, if Party B purchases are in accordance with The Project Equipment List and Software Function Confirmation, Party A's refusal to accept the goods without justified reasons and failure to provide written rejection notice shall be deemed as breach of contract, and Party A shall pay Party B a penalty equal to 5% of the value of the rejected goods.

11.2	After Party B completes the phased work agreed herein, Party B will provide Party A with a formal notification letter. If Party A delays the payment to Party B without any reason, Party A shall pay Party B a penalty equal to 0.05% of the overdue payment per day. If Party A delays the payment for more than 20 working days, Party A shall be deemed to breach the contract. If Party A breaches the contract, Party A shall pay Party B a penalty equal to 5% of the contract value. If Party B loses more than the penalty due to the breach of Party A, Party A shall continue to be liable for the excess amount.

11.3	If Party A fails to timely provide the infrastructure and necessary conditions for equipment and system installation, or fails to timely and fully pay the contract payment to Party B in accordance with the terms of this Contract, Relevant responsibilities and consequences shall be borne by Party A, including losses caused to Party B by the project schedule delay caused thereby.

11.4	If Party B delays in delivering the goods, except for the reasons caused by Party A, Party B shall pay Party A a penalty equal to 0.05% of the delayed delivery amount per day. If Party B fails to deliver the goods within 20 working days after the delivery date agreed herein, Party B shall be deemed to have breached this Contract.In case of breach by Party B, Party B shall pay Party A a penalty equal to 5% of the contract value.

11.5	If the types, models, specifications, technical parameters and quality of the goods delivered by Party B do not meet the requirements set forth in the contract and the list of goods requirements set forth in the bidding documents, Party A shall have the right to reject such goods. If Party B is willing to replace the goods but fails to deliver the goods within the time limit, such goods shall be treated as delayed delivery by Party B. If Party B refuses to replace the goods, Party A may unilaterally terminate the contract. Both parties shall give a written notice as the basis during the process.

12	Handling of force Majeure events

12.1	Within the validity period of the Contract, if either party is unable to perform the Contract due to a force majeure event, the performance period of the Contract may be extended for the same period as that affected by the force majeure.

12.2	After the occurrence of the force majeure event, one Party shall immediately notify the other Party and send the certificate issued by the relevant authority.

Technical Development Commission Contract

12.3	If the force majeure event lasts for more than 120 days, both parties shall decide whether to continue to perform the Contract through friendly consultation.

13	The contract supplementary provisions

13.1	Any dispute between Party A and Party B over this Contract or related matters shall be settled through friendly negotiation as far as possible. If both parties fail to reach an agreement through consultation, they shall apply to the arbitration institution or the people's court in their respective places for arbitration.

13.2	Party A shall not assign its rights and obligations hereunder to any third party without Party B's written consent.

13.3	Modification and Variation of this Contract: The parties may amend this Contract only by a written document signed by the parties.
13.4	The contract shall come into force upon being signed and sealed by the legal representatives or authorized agents of both parties.
13.5	Matters not mentioned herein shall be governed by the relevant provisions of the Contract Law of the People's

Republic of China.

13.6	This contract is made in six originals, with three held by Party A and three held by Party B and all originals shall be equally authentic.

14	The contract in attachment

Attachment: Project Equipment List